Page 1 Investor Letter 1Q 2022 April 28, 2022

Refer to endnotes on page 20 Page 2 As an agile and performance-focused organization, we continue to look for opportunities to strengthen our engagement with all stakeholders. With that in mind, I’d like to introduce our first quarterly Investor Letter, designed to provide enhanced insight into our operating performance and financial results prior to our conference call. This letter replaces the prepared remarks made during the call, our earnings release and webcast slides. Given the new approach, we will host a Q&A focused conference call tomorrow, Friday, April 29 at 8:30 a.m. ET. The elevated threat environment we discussed on our last several calls became more evident on February 24. Russia’s invasion of Ukraine highlights the risks sovereign nations face and it further validates the need for the United States and our allies, as well as L3Harris, to consistently invest in capabilities to address emerging threats. With the global impacts looming, and after a 165-day Continuing Resolution (CR), the U.S. Congress finalized the GFY22 national defense budget, inline with our expectation in both timing and amount. The 6% topline increase supports funding for many of our programs from responsive satellites to resilient communications. This momentum carried into the U.S. President’s request for a 4% increase in the GFY23 budget, consistent with our longer-term outlook of low to mid-single-digit revenue growth. The requested budget enables the funding of both existing and new technologies across domains including space, sea, and cyber-based programs, along with integrated networking capabilities, though it is still challenged by the upward pressure of inflation. We now await the appropriations process and will monitor financial risks of a potential GFY23 CR later this year. We expect these “leading indicators” for budgets to ultimately support sustainable long-term revenue growth, resulting from: 1) driving innovation with internal and external investments; 2) selectively “priming” more programs; and 3) expanding our international revenue, all of which are gaining traction. Accordingly, we view near-term revenue pressures from supply chain disruptions and a slower contracting environment as transitory. Our first quarter results are consistent with our prior guidance of a back-half 2022 ramp in revenue and margins. Revenue declined 10% and 5% organically1 from continued supply chain disruptions, award timing and airborne program transitions. Segment operating margin2 declined 40 basis points primarily due to supply chain disruptions. EPS of $2.44 was up given the absence of non-recurring items and non-GAAP EPS2 of $3.12 was down due to the decline in revenue and margins, partially offset by tax rate favorability and a share count decline of 6% year-over- year from our ongoing share repurchase activity. We also reported cash flow from operating activities of $39 million and adjusted free cash flow2 of $23 million, which were weighed down by the timing of collections and inventory build due to the environment. During the quarter, we continued to advance our strategy of growing the topline, driving a high-performance culture to expand margins and optimizing our allocation of capital. Our team delivered a funded book-to-bill3 of approximately 1x and received several billion dollars of IDIQ contracts. Moreover, we announced the formation of the Agile Development Group and a strategic partnership with Shield Capital, accelerating investments in innovation. We also solidified our e3 efforts for the year and identified projects to mitigate impacts associated with potential inflation pressures. In addition, we returned over $500 million of capital to shareholders, which included a 10% dividend increase, and preserved our balance sheet capacity. Lastly, we’ve maintained our 2022 guidance. It assumes improvement from supply chain recovery, accelerated contracting activity and program ramps. Coupled with a differentiated strategy and a dedicated workforce of 47,000 employees, I remain excited about the opportunities ahead. Christopher E. Kubasik Vice Chair and Chief Executive Officer

Refer to endnotes on page 20 Page 3 1Q22 Summary ........................................................ 4 Demand Environment ............................................... 5 Financial Results ...................................................... 9 Operational Update .................................................. 12 Capital Allocation ...................................................... 15 Financial Guidance ................................................... 17 ESG .......................................................................... 19 Non-GAAP Financial Measures ................................ 21 Forward-Looking Statements ................................... 22 Financial Tables ........................................................ 23 Reconciliation of Non-GAAP Financial Measures .... 28 Conference Call Information ..................................... 34

Page 4

1Q22 SUMMARY

Orders and revenue

- Funded book-to-bill[3] of 0.98
- Revenue of $4.1B, down 10% versus prior year, and down 5% on an organic[1] basis

Margins and earnings

- Net income margin of 11.6% and earnings per share from continuing operations (EPS) of $2.44
- Segment operating margin[2] of 16.0% and non-GAAP EPS[2] of $3.12

Cash flow and capital deployment

- Operating cash flow of $39 million and $23 million adjusted free cash flow[2]
- Returned $526 million to shareholders in dividends and share repurchases

Reiterated 2022 guidance

1Q22 Financials


Revenue
GAAP $4,567 $4,103
Organic[1] $4,299 $4,103
-5%
1Q21 1Q22
Segment Operating Income and Margin[2]
$748 16.4%
$656 16.0%
-12%
1Q21 1Q22
EPS
GAAP $2.25 $2.44
Non-GAAP[2] $3.18 $3.12
-2%
1Q21 1Q22
Free Cash Flow
Operating cash flow[4] $661 $39
Adjusted free cash flow[2,4] $630 $23
-96%
1Q21 1Q22

($M, except per share amounts)

2022 Guidance

Revenue
$17.3B - $17.7B
(up 1.0 - 3.0% organically[1])

Net Income Margin
12.00% - 12.25%

Segment Operating Margin[2]
16.00% - 16.25%

GAAP EPS
$10.75 - $11.05

Non-GAAP EPS[2]
$13.35 - $13.65

Operating Cash Flow[4]
$2.4B - $2.5B

Adj. Free Cash Flow[2,4]
$2.15B - $2.25B
(assumes $600M - $700M R&D capitalization impact)

Refer to endnotes on page 20

L3HARRIS INVESTOR LETTER 1Q 2022

Page 5

DEMAND ENVIRONMENT

With the conflict in Eastern Europe, the urgency and awareness around defense spending has grown globally. Budget dollars have and are expected to continue gravitating towards agile, advanced and affordable solutions domestically and internationally to address a range of threats. In addition, while the slow contracting activity from late 2021 has carried into the early part of the year, based on recent events, the company is optimistic regarding the trajectory of new awards. Notwithstanding the contracting environment, the L3Harris team made solid progress to start the year with a funded book-to-bill[3] of approximately 1x in 1Q22 and over the last twelve months (LTM), and while backlog declined from divestitures, organic[1] backlog grew 6% versus the prior year.


Funded Book-to-Bill 3
0.92
1.01
1.00
1.02
1.09
0.87
1.01
0.98
IMS
SAS
CS
LHX
Last Twelve Months (LTM)
1Q22


Total Organic Backlog ($B) 1
GAAP
$21.4
$21.1
$19.9
$21.1
6%
1Q21
1Q22

The U.S. Department of Defense (DoD) budget for Government Fiscal Year (GFY) 2022 was enacted on March 15 following a 165-day continuing resolution, with 6% topline growth versus the prior year. L3Harris programs were well supported and highlights include funding for responsive satellite programs for the Space Development Agency (SDA) and Missile Defense Agency (MDA) to address threats from hypersonic missiles. The budget also includes investments in soldier modernization for the U.S. Army via the Handheld, Manpack, and Small form-fit radios (HMS) and other programs.


U.S. DoD Budget ($B)
$685
$705
$704
$746
$773
GFY19
GFY20
GFY21
GFY22
GFY23 PBR

Source: U.S. Department of Defense

For GFY23, the U.S. President's Budget Request (PBR) seeks 4% growth and demonstrates support for L3Harris within space, sea and cyber-based programs, as well as others.

Refer to endnotes on page 20

L3HARRIS INVESTOR LETTER 1Q 2022

Page 6

DoD budgets for both GFY22 and the GFY23 PBR validate L3Harris' strategy of investing in future technologies through leading internal research and development (IR&D) spend, with an emphasis on open architecture, multi-function and software-defined solutions across the broader portfolio.

The GFY22 Research, Development, Test and Evaluation (RDT&E) budget increased 12% versus the prior year, and the GFY23 PBR adds an additional 9%. The increases pair well with the company's strategy and supports the formation of the Agile Development Group (ADG), an innovation accelerator for L3Harris, and strategic partnership with Shield Capital, a technology-focused venture capital firm.

U.S. DoD Budget by Account ($B)


$119
$145
$298
$130
$146
$309
RDT&E
Procurement
O&M
GFY22
GFY23
PBR

Source: U.S. Department of Defense

In international markets, a key focus area of growth for L3Harris, the threat environment is also leading to an upward trend in defense budgets.

Recently, North Atlantic Treaty Organization (NATO) allies have accelerated their commitments to defense spending towards a pre-established Gross Domestic Product (GDP) target of 2%, with several nations committing to substantial increases above the target. This, combined with L3Harris' focused efforts to expand its reach and range of offerings — such as aircraft missionization, fighter jet upgrades, maritime platform expansion, and soldier modernization — put the company in a strong position to capitalize on growing demand in the region. In addition, European countries outside of NATO have similarly committed to increased spending.

FY21 LHX International Revenue


~30%
~10%
~20%
~40%
Americas (excluding U.S.)
MENA
Europe and U.K.
APAC

NATO Budget excluding U.S. ($B)


2% GDP
Target
$256
$275
$300
$302
$326
$364
1.4%
1.5%
1.5%
1.5%
1.7%
1.7%
2016
2017
2018
2019
2020
2021e

Source: North Atlantic Treaty Organization

Refer to endnotes on page 20

L3HARRIS INVESTOR LETTER 1Q 2022

Page 7

Key Awards by Domain



Space

Demand remains robust for responsive satellites and ground-based systems that can be rapidly deployed and address a range of threats. The recently passed GFY22 budget and GFY23 PBR support the need for L3Harris capabilities. During 1Q22, the company continued to advance its responsive satellite strategy and received several awards for related ground-based capabilities:

- Approximately $120 million in follow-on awards for the Maintenance of Space Situational Awareness Integrated Capabilities (MOSSAIC) to maintain and upgrade ground-based command and control systems, bringing the total contract value to-date to more than $500 million.
- Over $50 million for the Deep Space Advanced Radar Capability (DARC) program to provide a space monitoring antenna, with expansion potential over the next several years.
- Nearly $50 million in support of a classified program that further advances the development of responsive space strategies.



Air

L3Harris continues to see strong demand for Intelligence, Surveillance, and Reconnaissance (ISR) airborne solutions, further solidifying its position as a partner of choice for the DoD and international customers. In 1Q22, the company received several key awards in support of ISR missionization and modernization, including:

- Nearly $500 million, including option years, to provide long-term in-service support for a fleet of CF-18 aircraft for the Canadian Department of National Defence (DND), continuing the company's 35-year legacy of support to the Royal Canadian Air Force.
- Over $300 million on incumbent U.S. Air Force programs, such as Rivet Joint, that provide real-time intelligence collection and analysis across the globe.
- Several million dollars for the Airborne Reconnaissance and Electronic Warfare System (ARES) program, leveraging the development of next generation business jet ISR systems, to further advance the U.S. Army's airborne capabilities.

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L3HARRIS INVESTOR LETTER 1Q 2022

Page 8



Land

On-going support for DoD modernization in 1Q22 as highlighted by several billion dollars in indefinite delivery / indefinite quantity (IDIQ) contracts including:

- $6.1 billion, 10-year, dual-source IDIQ award to provide Single Channel Ground and Airborne Radio System (SINCGARS) radios for the U.S. Army, which deliver resilient communications and support interoperability.
- $3.7 billion, five-year Navy / Multi-Service, sole-source IDIQ award for the procurement of portable radios and ancillary parts (PRP) including handheld, manpack, fixed mount / vehicular and base-station radios.
- $750 million, 10-year, competitive U.S. Marine Corps (USMC) sole-source IDIQ award for multi-channel handheld and vehicular radio systems, which deliver resilient communications and support interoperability.
- Nearly $300 million U.S. Special Operations Command (SOCOM) Next Generation Tactical Communications (NGTC) sole-source follow-on IDIQ award for multi-channel manpack radios, bringing the contract ceiling to over $550 million.



Sea

Strengthening its position as a trusted provider of undersea sensor systems, L3Harris received multi-million dollar funding for a key classified program in 1Q22. In addition, in April L3Harris was awarded a prime contract for more than $200 million, and potentially $600 million with options, to provide the U.S. Navy with the Shipboard Panoramic Electro-Optic / Infrared (SPEIR) system. This system will detect and track anti-ship cruise missiles, attack craft and unmanned air systems as well as aid navigation. It is targeted for installation on destroyers, carriers, frigates, amphibious and landing helicopter assault ships to provide a critical warfighting capability.



Cyber

The company received more than $200 million in classified Intel & Cyber orders in 1Q22, continuing the expansion into new mission areas both domestically and internationally. These orders include a competitive, prime award from the Defense Advanced Research Projects Agency (DARPA) for the analysis of quantum computing and big data across multiple domains, which is a cross-segment effort, highlighting continued revenue synergies.

Refer to endnotes on page 20

L3HARRIS INVESTOR LETTER 1Q 2022

FINANCIAL RESULTS

Page 9

Consistent with expectations, as well as prior commentary, first quarter results were pressured from a revenue and margin standpoint. Revenue declined 10% and 5% organically[1],excluding the impact of prior year divestitures that totaled approximately $270 million. Revenue was impacted by continued supply chain disruptions, award timing and airborne program transitions. Segment operating margin[2] contracted versus the prior year by 40 basis points to 16.0%, primarily due to supply chain disruptions and net of other offsetting factors.


LHX Revenue ($M)
$4,567
$4,103
$4,299
$4,103
Revenue
Organic¹ Revenue
1Q21
1Q22

Earnings per share (EPS) increased to $2.44, primarily due to the revenue and margin factors discussed above, along with modestly lower FAS / CAS pension adjustment income, partially offset by a decrease in diluted weighted average common shares outstanding from our share repurchase program, and the absence of divestiture and impairment related items. Non-GAAP EPS[2] declined 2%, or $0.06 to $3.12, primarily due to the decline in revenues and margins, partially offset by a lower adjusted tax rate[2] and reduced share count.


1Q22 Non-GAAP EPS² Walk
$2.25
$2.44 GAAP
$3.18
$(0.21)
$(0.16)
$0.07
$0.20
$0.04
$3.12
-2%
1Q21 Actual
Divestitures
Supply Chain impact
Operations
Share count
Other
1Q22 Actual

Integrated Mission Systems (IMS) revenue decreased 2%, driven primarily by declines of $35 million in ISR, reflecting lower aircraft procurement and delivery volume that outweighed higher production and modification activity on an aircraft missionization program and $47 million from lower volume on fuzing and ordnance systems and other related programs. The declines were partially offset by an increase in revenue of $24 million in Electro Optical, reflecting higher WESCAM volumes, $22 million in Maritime primarily due to higher revenue on Virginia-class and classified programs and $10 million in Commercial Aviation Solutions, from a continued aerospace market recovery.


IMS Revenue ($M)
$1,751
$1,721
-2%
1Q21
1Q22

Refer to endnotes on page 20

L3HARRIS INVESTOR LETTER 1Q 2022

Page 10

IMS operating income as a percentage of revenue (operating margin) expanded 140 basis points to 14.8% from favorable program and product mix.

IMS Operating Income and Margin ($M)


$234
13.4%
$255
14.8%
9%
1Q21
1Q22

IMS funded book-to-bill[3] was 1.01 in 1Q22 from strength in Electro Optical and Commercial Aviation Solutions.

Space & Airborne Systems (SAS) revenue decreased 1%, driven primarily by declines in our airborne businesses, due to production transitions and lower development on the F-35 program, $16 million decline in Intel & Cyber due to award timing and $8 million decline in Mission Networks due to updates on certain Federal Aviation Administration (FAA) programs. The decrease was partially offset by a $60 million increase in Space revenue, reflecting growth in responsive satellite programs.

SAS Revenue ($M)


$1,460
$1,450
-1%
1Q21
1Q22

SAS operating margin contracted 130 basis points to 11.9% from strong program performance in the prior year and unfavorable program mix.

SAS Operating Income and Margin ($M)


$192
13.2%
$172
11.9%
-10%
1Q21
1Q22

SAS funded book-to-bill[3] was 1.02, driven by strength in Mission Avionics and Intel & Cyber.

Refer to endnotes on page 20

L3HARRIS INVESTOR LETTER 1Q 2022

Page 11 Refer to endnotes on page 20 CS Revenue ($M) $1,112 $963 1Q21 1Q22 CS Operating Income and Margin ($M) $270 $229 1Q21 1Q22 23.8% 24.3% -13% -15% Communication Systems (CS) revenue decreased 13%. Tactical Communications declined $59 million primarily due to supply chain impacts arising from electronic component shortages, which also affected Integrated Vision Solutions and Public Safety, and $72 million in Broadband Communications due to lower volume on legacy platforms. CS operating margin contracted 50 basis points to 23.8% primarily due to volume and supply chain impacts at the segment, as noted above. CS funded book-to-bill3 was 0.87 and does not reflect benefits from several Tactical Communication IDIQs, with multi-billion-dollar ceilings, until task orders are awarded. support support

OPERATIONAL
UPDATE

Page 12

Supply Chain

The global supply chain environment remains fluid, and L3Harris continued to experience challenges in the first quarter, which totaled less than $100 million, consistent with expectations. The global electronic component shortages impacted product heavy businesses, including Tactical Communications, similar to prior quarters.

Within Tactical Communications specifically, the expectation remains for the impact to be timing in nature, with no effect on demand. This is supported by a steady backlog, robust orders and several multi-billion dollar IDIQ awards in 1Q22.


Tactical Communications
Funded Backlog ($B)
$1.0
Funded
Book-to-Bill3
0.9x
$1.3
Funded
Book-to-Bill3
1.4x
$1.3
Funded
Book-to-Bill3
1.0x
1Q21
4Q21
1Q22


Tactical Communications 1Q22 IDIQs ($B)
$6.1
$3.7
$0.8
$0.6
SINCGARS
Navy / Multi-Service ("PRP")
USMC Multi-Channel
SOCOM - NGTC

L3Harris expects supply chain challenges to continue through 2Q22 with recovery later in the year, consistent with broader market expectations. Moreover, the company is mitigating supply chain challenges by:

- Increasing visibility into lower tiers of the supply chain
- Establishing longer-term agreements with key suppliers
- Working with government agencies to establish defense-priority designations
- Engaging in supplier relationship management at all levels
- Redesigning and reworking products with alternative components
- Selectively holding higher levels of inventory to meet demand

Refer to endnotes on page 20

L3HARRIS INVESTOR LETTER 1Q 2022

Page 13 Refer to endnotes on page 20 1Q22 Highlights The company continued to execute its strategy to strengthen its operations and achieved key business milestones. L3Harris earlier this month announced its innovation accelerator, the Agile Development Group (ADG), which reports through the IMS segment, focused on front-end development for urgent, modular defense solutions. ADG aligns with the company’s strategy as the Trusted Disruptor, leveraging technologies and resources across the enterprise as well as with external partners. Within the Mission Avionics business, the F-35 Technology Refresh 3 (TR3) Integrated Core Processor (ICP), which provides data processing for several of the aircraft’s key systems, entered safety-of-flight testing. This is a key milestone ahead of certification and full qualification later this year. The Broadband Communications business completed its transition to a state-of-the-art facility in Salt Lake City, Utah. The newly constructed facility will house over 1,000 employees and support growth opportunities for a range of platforms.

Page 14 Refer to endnotes on page 20 Last month, the Geostationary Operational Environmental Satellite (GOES-T) was launched. It is the third satellite in the National Oceanic and Atmospheric Administration’s fleet of geostationary weather satellites. L3Harris provides the Advanced Baseline Imager that enables faster and more accurate forecasts. 1Q22 marks approximately two years since the beginning of the COVID pandemic. Over that period, roughly half of L3Harris employees remained onsite, with proper safety protocols, such as at the Waco, Texas facility (pictured top- right), maintaining L3Harris’ commitment to customers. The company thanks this dedicated group, and all employees, for their perseverance. With the pandemic easing, a large majority of the workforce is now onsite as the company returns to a new normal. In early March, L3Harris announced initiatives to provide humanitarian support for the people of Ukraine, the company and its employees have raised ~$750,000.

CAPITAL
ALLOCATION

Page 15

In 1Q22, L3Harris reported $39 million of operating cash flow and adjusted free cash flow[2] of $23 million, and returned $526 million to shareholders. Capital returns consisted of $218 million in dividends, reflecting a recent 10% increase, and $308 million in share repurchases.

Cash Flow

1Q22 adjusted free cash flow[2] was down versus the prior year, driven primarily by working capital build associated with collection timing, higher inventory from supply chain disruptions and other factors. Working capital days were higher sequentially and versus the prior year. Capital expenditures were $55 million.

Capital Deployment

Capital deployment continued to balance both dividends and share repurchases, with more focus on share repurchases as L3Harris offset dilution from divestiture activity and took advantage of the value of its shares. Additionally, the company's debt position remains stable and pension funding requirements are limited, enabling opportunistic investments.

- L3Harris paid $218 million in dividends in 1Q22, which reflected the 10% increase announced on February 25 and built on the prior two increases of 20% and 13% in 1Q21 and 1Q20, respectively. The company's focus remains on paying a competitive dividend and improving the pay-out relative to cash flow.


Dividends per Share
$3.00
$3.40
$4.08
$4.48
2H19 (Annualized)
2020
2021
2022 (Annualized)

- Share repurchases totaled $308 million in 1Q22, bringing repurchase activity since mid-2019 to nearly $8 billion and reducing the share count by approximately 15% over the same period. The remaining balance on the company's current authorization is $2.2 billion.


Cumulative Share Repurchases and Share Count Since Merger-Close
216
203
195
Average Shares Outstanding (M)
$3.8
$7.5
$7.8
Share Repurchases ($B)
2020
2021
1Q22

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L3HARRIS INVESTOR LETTER 1Q 2022

Page 16 Refer to endnotes on page 20 ■ L3Harris’ gross debt levels have remained stable and the company continues to have a strong leverage ratio with 1.8x net-debt-to-EBITDA2 over the last twelve months (LTM). ■ The funded status of the company’s pension plan held relatively steady in 1Q22 in spite of financial market volatility, as pressured market returns for investments were largely offset by higher discount rates for liabilities, based on initial estimates. ■ Last month, L3Harris formed a strategic partnership with venture capital firm Shield Capital to foster emerging technologies related to cyber security, artificial intelligence, space sensing and autonomy, which customers can rapidly field. Shield Capital is based in Silicon Valley and supports innovators building solutions for commercial and government customers. ■ L3Harris continues to evaluate additional opportunities to optimize its portfolio through investments, mergers and acquisitions, as well as divestitures. Raj Shah, Shield Capital Managing Partner (pictured left) and Chris Kubasik, L3Harris Vice Chair and CEO (pictured right) Source: CNBC

FINANCIAL GUIDANCE

Page 17

L3Harris reiterated its prior 2022 guidance, which continues to reflect current market conditions. It includes modest revenue growth, consistent with ongoing budget and contracting uncertainty, as well as relatively stable margins that net to 4% EPS growth at the mid-point of the range. Cash flow expectations account for current tax policy and impacts from R&D capitalization requirements.

Organic revenues[1] are still expected to be up 1% to 3%, with growth in each segment and a mid-single-digit decline in first-half 2022. Segment operating margin[2] is anticipated to be 16.00% to 16.25%, consistent with prior guidance, positioning L3Harris for another year of expansion at the upper-end of the range. Margins are expected to follow revenue, with more weighting in the back-half of 2022.

2022 Guidance	
Revenue	$17.3 billion - $17.7 billion
Organic revenue growth[1]	up 1.0% - 3.0%
L3Harris GAAP net income margin	12.00% - 12.25%
Segment operating margin[2]	16.00% - 16.25%
GAAP EPS	$10.75 - $11.05
Non-GAAP EPS	$13.35 - $13.65
Operating cash flow[4]	$2.4 billion - $2.5 billion
Adjusted free cash flow[2,4]	$2.15 billion - $2.25 billion

2022 Guidance by Segment

	Revenue	Segment Operating Margin[2]
IMS	**$7.1B - $7.3B** (up 2.0% - 4.0%)	**13.50 - 13.75%** (prior year of 13.5%)
SAS	**$6.0B - $6.1B** (flat - up 2.0%)	**12.50 - 12.75%** (prior year of 12.8%)
CS	**$4.4B - $4.5B** (up 2.0 - 4.0%)	**24.25 - 24.50%** (prior year of 24.3%)

Integrated Mission Systems revenue is expected to be $7.1 billion to $7.3 billion, up 2% to 4%, driven by Maritime expansion, classified growth and continued recovery in Commercial Aviation Solutions. For the segment, ISR aircraft timing, amongst other factors, are expected to drive a low to mid-single-digit decline in the first-half of the year, with high-single-digit growth in the back-half.

IMS operating margin is anticipated to be within a range of 13.50% to 13.75%, with operational excellence more than offsetting potential program mix impacts.

Refer to endnotes on page 20

L3HARRIS INVESTOR LETTER 1Q 2022

Page 18

Space & Airborne Systems revenue is expected to be $6.0 billion to $6.1 billion, or flat to up 2%, driven by traction in responsive space along with classified strength in Intel & Cyber, which will be moderated by continued pressure in the airborne businesses as they transition to modernization over the coming years.

SAS operating margin is expected to be within a range of 12.50% to 12.75%, as operational excellence largely offsets net mix headwinds.

Communication Systems revenue is expected to be $4.4 billion to $4.5 billion, or up 2% to 4%, from modernization demand in Tactical Communications, with supply chain delays netting a double-digit decline in the first-half and strong growth in the back-half of the year, along with recovering sales in Public Safety. Growth will be moderated by weakness in Broadband Communications and Integrated Vision Solutions.

CS operating margin is anticipated to be within a range of 24.25% to 24.50%, as operational excellence, including mitigation efforts due to lower volumes, will more than offset supply chain pressures.

Free Cash Flow and Capital Allocation

The intact adjusted free cash flow[2,4] guide of $2.15 billion to $2.25 billion continues to incorporate current tax regulations, which required the company to capitalize and amortize R&D at the beginning of 2022, versus the prior practice of annual deductions in the year incurred, resulting in tax cash payment increases of $600 million to $700 million.

2022 Other Financial Guidance	
Net FAS/CAS pension adjustment ($M)	~$540
Net interest expense ($M)	~$265
Integration expenses ($M)	~$35
Effective tax rate (non-GAAP)	~15%
Average diluted shares outstanding (million shares)	~194
Capital expenditures ($M)	~$330

Refer to endnotes on page 20

L3HARRIS INVESTOR LETTER 1Q 2022

Page 19 Refer to endnotes on page 20 On March 14, L3Harris published its 2021 Sustainability Report5 which highlights the company’s progress towards its many Environmental, Social and Governance objectives. Environmental Progress ■ Signed 100 MW power purchase agreement of renewable energy to be provided from the Elm Branch Solar Farm, located in Texas. ■ Reduced greenhouse gas emissions and water usage in 2021. The company’s 2021 Diversity, Equity, and Inclusion Report5, released in February, highlights many key accomplishments including increased participation in its Employee Resource Groups, which represent minorities, women, veterans and early career professionals. Governance Progress ■ In December, the company elected Admiral Harry B. Harris, Jr., U.S. Navy (Ret.) to its Board of Directors. ■ Established Business Resiliency Council for Environmental Risk Management process. ■ 100% of employees trained in anti- corruption policies / procedures and Global Trade Compliance Policy. ■ 100% score on the Human Rights Campaign Corporate Equality Index. Social Progress In addition, the following represent highlights of social progress for L3Harris: ■ 105,000 volunteer hours in 2021, exceeding the company’s goal. ■ 4% decrease in Total Recordable Injury Rate from 2020 to 2021. ■ Announced intent to exit all cluster munitions exposure.

Page 20 ____________________________________________________________________________________ 1Organic revenue, organic revenue growth (decline), organic backlog and organic backlog growth exclude the impact of completed divestitures; refer to non-GAAP financial measure (NGFM) reconciliations in the tables accompanying this Investor Letter and to the disclosures in the non-GAAP section of this Investor Letter for more information. 2Segment operating margin, non-GAAP EPS, net-debt-to-EBITDA, non-GAAP tax rate and adjusted free cash flow (FCF) are NGFMs; refer to NGFM reconciliations in the tables accompanying this Investor Letter for applicable adjustments and/or exclusions and to the disclosures in the non-GAAP section of this Investor Letter for more information. 3Funded book-to-bill is calculated as the value of new contract awards received from the U.S. Government, for which the U.S. Government has appropriated funds, plus the value of new contract awards and orders received from customers other than the U.S. Government, divided by revenue. This includes incremental funding and adjustments to previous awards, and excludes unexercised contract options or potential orders under indefinite delivery, indefinite quantity contracts. The funded book-to-bill ratio is considered a key performance indicator in the Aerospace and Defense industry as it measures how much backlog is utilized in a certain period. 4Operating cash flow and adjusted FCF guidance (2022) assumes a provision in the Tax Cuts and Jobs Act of 2017 that went into effect on January 1, 2022 requiring companies to capitalize and amortize R&D expenditures over five years (~$2 billion) rather than deducting such expenditures in the year incurred is not modified, repealed or deferred beyond 2022, resulting in additional cash income tax payments of $600 million to $700 million. Adjusted FCF excludes cash income taxes paid or avoided related to taxable gains and losses resulting from sales of businesses, and also reflects the types of adjustments and/or exclusions presented in the FCF and Adjusted FCF NGFM reconciliation in the tables accompanying this Investor Letter; refer to the disclosures in the non-GAAP section of this Investor Letter for more information. 5The 2021 Sustainability Report and 2021 Diversity, Equity, and Inclusion Report are not incorporated herein by reference. These reports are available on the Corporate Governance section of our website at https://www.l3harris.com/company/environmental-social-and-governance.

Page 21 This Investor Letter contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission (“SEC”), including earnings per diluted share from continuing operations (“EPS”), segment operating margin and adjusted free cash flow for the first quarters of 2022 and 2021; organic revenue growth and organic backlog growth for the company for the first quarter of 2022; debt to net-debt-to-EBITDA (adjusted earnings before interest, taxes, depreciation and amortization ratio); non-GAAP effective tax rate and expected organic revenue growth, segment operating margin, EPS, and adjusted free cash flow, non-GAAP effective tax rate for 2022; in each case, adjusted for certain costs, charges, expenses, losses or other amounts as set forth in the reconciliations of non-GAAP financial measures included in the financial statement tables accompanying this Investor Letter. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). L3Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. L3Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze L3Harris business trends and to understand L3Harris performance. In addition, L3Harris may utilize non-GAAP financial measures as guides in forecasting, budgeting and long-term planning processes and to measure operating performance for some management compensation purposes. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures presented in accordance with GAAP. In addition, L3Harris may utilize non-GAAP financial measures as guides in forecasting, budgeting and long-term planning processes and to measure operating performance for some management compensation purposes. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures presented in accordance with GAAP. Investor Letter | L3Harris

Page 22 Statements in this Investor Letter that are not historical facts are forward-looking statements that reflect management's current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this Investor Letter include but are not limited to: revenue, organic revenue growth, segment revenue, segment revenue growth and segment operating margin, GAAP net income margin, adjusted EBIT margin, GAAP EPS, non-GAAP EPS, operating cash flow, adjusted free cash flow, R&D tax impact, net FAS/CAS pension adjustment, net interest expense, non-GAAP effective tax rate, average diluted shares outstanding and capital expenditure guidance for 2022; statements regarding sustainable long-term revenue growth, low to mid-single-digit revenue growth in the long term, the domestic and international demand environment and U.S. DoD and non-U.S. NATO budget size and support for company programs; capitalizing on growing international demand; accelerating investments in innovation; taking the next step as the industry's trusted disruptor and value creation over the long term; program, contract and order opportunities and awards and the value or potential value and timing thereof; the timing of recovery from supply chain and slower contracting environment challenges; opportunistic investments and acquisitions; paying competitive dividends, with improvement in payout related to cash flow; continued strong leverage ratio and other statements regarding outlook and financial performance guidance that are not historical facts. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. The company's consolidated results, future trends and forward-looking statements could be affected by many factors, risks and uncertainties, including but not limited to: the loss of the company’s relationship with the U.S. Government or a change or reduction in U.S. Government funding; potential changes in U.S. Government or customer priorities and requirements (including potential deferrals of awards, terminations, reductions of expenditures, changes to respond to the priorities of Congress and the Administration, debt ceiling implications, budgetary constraints, government shut down and continuing resolution impacts, sequestration, and cost-cutting initiatives); a security breach, through cyber attack or otherwise, or other significant disruptions of the company’s IT networks and systems or those the company operates for customers; the level of returns on defined benefit plan assets and changes in interest rates; risks inherent with large long-term fixed-price contracts, particularly the ability to contain cost overruns, fluctuations in the price of raw materials, or a significant increase in or sustained period of inflation; changes in estimates used in accounting for the company’s programs; financial and government and regulatory risks relating to international sales and operations; effects of any non-compliance with laws; the company’s ability to continue to develop new products that achieve market acceptance; the consequences of uncertain economic conditions and future geopolitical events; strategic transactions, including mergers, acquisitions, divestitures, spin-offs and the risks and uncertainties related thereto, including the company’s ability to manage and integrate acquired businesses and realize expected benefits, the potential disruption to relationships with employees, suppliers and customers, including the U.S. Government, and to the company’s business generally, and potential tax, indemnification and other liabilities and exposures; performance of the company’s subcontractors and suppliers, including supply chain disruption impacts and resource shortages; potential claims related to infringement of intellectual property rights or environmental remediation or other contingencies, litigation and legal matters and the ultimate outcome thereof; downturns in global demand for air travel and other economic factors impacting the company’s commercial aviation products, systems and services business; risks inherent in developing new and complex technologies and/or that may not be covered adequately by insurance or indemnity; changes in the company’s effective tax rate, including due to the U.S. Government’s failure to modify or repeal the provisions in the Tax Cuts and Jobs Act of 2017 that eliminate the option to immediately deduct research and development expenditures in the period incurred; significant indebtedness and unfunded pension liability and potential downgrades in the company’s credit ratings; unforeseen environmental matters; natural disasters or other disruptions affecting the company’s operations; changes in future business or other market conditions that could cause business investments and/or recorded goodwill or other long-term assets to become impaired; and the company’s ability to attract and retain key employees and maintain reasonable relationships with unionized employees. The level and timing of share repurchases will depend on a number of factors, including the company’s financial condition, capital requirements, cash flow, results of operations, future business prospects and other factors. The timing, volume and nature of share repurchases also are subject to business and market conditions, applicable securities laws, and other factors, and are at the discretion of the company and may be suspended or discontinued at any time without prior notice. Further information relating to these and other factors that may impact the company's results, future trends and forward-looking statements are disclosed in the company's filings with the SEC. The forward-looking statements contained in this Investor Letter are made as of the date of this Investor Letter, and the company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Persons reading this Investor Letter are cautioned not to place undue reliance on forward-looking statements.

Page 23 Table 1 L3HARRIS TECHNOLOGIES, INC. CY'22 First Quarter Summary CONDENSED CONSOLIDATED STATEMENT OF INCOME (Unaudited) Quarter Ended (In millions, except per share amounts) April 1, 2022 April 2, 2021 Revenue from product sales and services $ 4,103 $ 4,567 Cost of product sales and services (2,892) (3,213) Engineering, selling and administrative expenses (713) (801) Business divestiture-related gains (losses) — (15) Impairment of goodwill and other assets — (62) Non-operating income 106 117 Interest expense, net (68) (66) Income from continuing operations before income taxes 536 527 Income taxes (61) (60) Income from continuing operations 475 467 Discontinued operations, net of income taxes — (1) Net income 475 466 Noncontrolling interests, net of income taxes — 2 Net income attributable to L3Harris Technologies, Inc. $ 475 $ 468 Net income per common share attributable to L3Harris Technologies, Inc. common shareholders Basic Continuing operations $ 2.46 $ 2.27 Discontinued operations — (0.01) $ 2.46 $ 2.26 Diluted Continuing operations $ 2.44 $ 2.25 Discontinued operations — — $ 2.44 $ 2.25 Basic weighted average common shares outstanding 193.2 206.7 Diluted weighted average common shares outstanding 195.1 208.5

Page 24

Table 2
L3HARRIS TECHNOLOGIES, INC.
CY'22 First Quarter Summary
BUSINESS SEGMENT INFORMATION
(Unaudited)

	Quarter Ended	
(In millions)	**April 1, 2022**	**April 2, 2021**
Revenue		
Integrated Mission Systems	$ 1,721	$ 1,751
Space & Airborne Systems	1,450	1,460
Communication Systems	963	1,112
Other non-reportable businesses	—	284
Corporate eliminations	(31)	(40)
	$ 4,103	$ 4,567
Net Income		
Segment Operating Income:		
Integrated Mission Systems	$ 255	$ 234
Space & Airborne Systems	172	192
Communication Systems	229	270
Other non-reportable businesses	—	52
	656	748
Unallocated Items:		
Unallocated corporate department expense, net	(7)	(33)
L3Harris Merger-related integration expenses	(20)	(21)
Amortization of acquisition-related intangibles	(152)	(164)
Business divestiture-related (losses)	—	(15)
Impairment of goodwill and other assets	—	(62)
Other items	(1)	(7)
FAS/CAS operating adjustment[1]	22	30
	(158)	(272)
Non-operating income, net	106	117
Interest expense, net	(68)	(66)
Income from continuing operations before income tax expense	536	527
Income taxes	(61)	(60)
Income from continuing operations	475	467
Discontinued operations, net of income taxes	—	(1)
Net income	$ 475	$ 466
% of total revenue	*11.6 %*	*10.2 %*

[1]The "FAS/CAS operating adjustment" line item in the table above represents the difference between the service cost component of Financial Accounting Standards ("FAS") pension and OPEB income or expense and total U.S. Government Cost Accounting Standards ("CAS") pension and OPEB cost. The non-service cost components of FAS pension and OPEB expense are included as a component in the "Non-operating income, net" line item in the table above.

Page 25 Table 3 L3HARRIS TECHNOLOGIES, INC. CY'22 First Quarter Summary CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited) Quarter Ended (In millions) April 1, 2022 April 2, 2021 Operating Activities Net income $ 475 $ 466 Adjustments to reconcile net income to net cash provided by operating activities:Amortization of acquisition-related intangibles 152 164 Depreciation and other amortization 80 87 Share-based compensation 28 33 Share-based matching contributions under defined contribution plans 55 57 Qualified pension plan contributions (2) (2) Pension and other postretirement benefit plan income (99) (92) Investment and asset impairment charges — 62 Business divestiture-related (gains) losses — 15 (Increase) decrease in: Accounts receivable (239) 213 Contract assets (93) (272) Inventories (108) 61 Prepaid expenses and other current assets (25) (85) Increase (decrease) in: Accounts payable (43) 15 Contract liabilities (16) 9 Other (126) (70) Net cash provided by operating activities 39 661 Investing Activities Net additions of property, plant and equipment (55) (64) Other investing activities (9) 3 Net cash provided by investing activities (64) (61) Financing Activities Net proceeds from borrowings 1 1 Repayments of borrowings (5) (1) Proceeds from exercises of employee stock options 30 10 Repurchases of common stock (308) (700) Cash dividends (218) (209) Other financing activities (13) (1) Net cash used in financing activities (513) (900) Effect of exchange rate changes on cash and cash equivalents (1) — Net decrease in cash and cash equivalents (539) (300) Cash and cash equivalents, beginning of period 941 1,276 Cash and cash equivalents, end of period $ 402 $ 976

Page 26 Table 4 L3HARRIS TECHNOLOGIES, INC. CY'22 First Quarter Summary CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited) (In millions) April 1, 2022 December 31, 2021 Assets Cash and cash equivalents $ 402 $ 941 Receivables, net 1,283 1,045 Contract assets 3,113 3,021 Inventories 1,090 982 Inventory prepayments 58 48 Assets of disposal group held for sale — — Property, plant and equipment, net 2,078 2,101 Operating lease right-of-use assets 775 769 Goodwill 18,194 18,189 Other intangible assets, net 6,486 6,640 Other assets 965 973 $ 34,444 $ 34,709 Liabilities Short-term debt $ 3 $ 2 Accounts payable 1,723 1,767 Contract liabilities 1,275 1,297 Compensation and benefits 290 444 Current portion of long-term debt, net 262 11 Liabilities of disposal group held for sale — — Defined benefit plans 524 614 Operating lease liabilities 777 768 Long-term debt, net 6,795 7,048 Other liabilities 3,429 3,439 Equity 19,366 19,319 $ 34,444 $ 34,709

Page 27

Table 5
L3HARRIS TECHNOLOGIES, INC.
CY'22 First Quarter Summary
OTHER FINANCIAL INFORMATION AND NET FAS/CAS PENSION ADJUSTMENT
(Unaudited)

Other Financial Information

(In millions, except per share amounts)	Quarter Ended April 1, 2022	Quarter Ended April 2, 2021	2022 Guidance
Net FAS/CAS pension adjustment[1]	$ 132	$ 141	~$540
Net interest expense	$ 68	$ 66	~$265
Integration expense[2]	$ 20	$ 19	~$35
Effective tax rate (non-GAAP)	14.1 %	16.7 %	15.0%
Average diluted shares outstanding	$ 195.1	$ 208.5	~194
Capital expenditures[3]	$ 55	$ 64	~330

[1]Amounts reflect all pension and other postretirement benefit plans. See table below for more information.

[2]Represents costs associated with achieving gross synergy targets.

[3]Represents additions of property, plant and equipment, net of proceeds from the sale of property, plant and equipment.

Net FAS/CAS Pension Adjustment

(In millions)	Quarter Ended April 1, 2022	Quarter Ended April 2, 2021	2022 Guidance
FAS pension service cost	$ (11)	$ (18)	~(45)
Less: CAS pension cost	(33)	(48)	~(145)
FAS/CAS operating adjustment[1]	22	30	~100
Non-service FAS pension income	110	111	440
Net FAS/CAS pension adjustment[2]	$ 132	$ 141	~540

[1]Effective with fiscal 2022, the Company's segment operating results include pension cost calculated under CAS and presents a "FAS/CAS operating adjustment" line item to reconcile between segment and consolidated results. For supplemental business segment information as reclassified to conform with the Company's fiscal 2022 segment reporting, reference other quarterly earnings materials and the L3Harris investor relations website.

[2]Net FAS/CAS pension adjustment excludes net settlement and curtailment losses recognized in fiscal 2021; refer to NGFM reconciliations and disclosures in other quarter earnings materials and the L3Harris investor relations website.

Page 28 To supplement our condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we provide additional measures of income from continuing operations per diluted common share, net income, net income margin, net cash provided by operating activities, revenue and segment operating income (loss), adjusted to exclude certain costs, charges, expenses and losses or other amounts. L3Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over- period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. L3Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze L3Harris’ business trends and to understand L3Harris’ performance. In addition, L3Harris may utilize non-GAAP financial measures as guides in its forecasting, budgeting, and long-term planning processes and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows:

Page 29 Table 6 L3HARRIS TECHNOLOGIES, INC. CY'22 First Quarter Summary RECONCILIATION OF NON-GAAP FINANCIAL MEASURES Organic Revenue and Backlog (Unaudited) Quarter Ended April 2, 2021 (In millions) As Reported Adjustments1 Organic Revenue $ 4,567 $ (268) $ 4,299 Backlog $ 21,363 $ (1,424) $ 19,939 Fiscal Year Ended December 31, 2021 (In millions) As Reported Adjustments1 Organic Revenue $ 17,814 $ (640) $ 17,174 1Adjustment to exclude amounts attributable to each divested business for the first quarter of fiscal 2021.

Page 30

Table 7
L3HARRIS TECHNOLOGIES, INC.
CY'22 First Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Segment Operating Margin and Income from Continuing Operations Per Share Attributable to Common Shareholders (Unaudited)

	Quarter Ended					
	April 1, 2022			April 2, 2021		
(In millions, except per share amounts)	As Reported	Adjustments[1]	Adjusted	As Reported	Adjustments[1]	Adjusted
Revenue						
Integrated Mission Systems	$ 1,721	$ —	$ 1,721	$ 1,751	$ —	$ 1,751
Space & Airborne Systems	1,450	—	1,450	1,460	—	1,460
Communication Systems	963	—	963	1,112	—	1,112
Other non-reportable businesses	—	—	—	284	—	284
Corporate eliminations	(31)	—	(31)	(40)	—	(40)
	$ 4,103	$ —	$ 4,103	$ 4,567	$ —	$ 4,567
Net Income						
Segment Operating Income:						
Integrated Mission Systems	$ 255	$ —	$ 255	$ 234	$ —	$ 234
Space & Airborne Systems	172	—	172	192	—	192
Communication Systems	229	—	229	270	—	270
Other Non-Reportable Businesses	—	—	—	52	—	52
	656	—	656	748	—	748
% of total revenue ("segment operating margin")	*16.0 %*		*16.0 %*	*16.4 %*		*16.4 %*
Unallocated Items:						
Unallocated corporate department expense, net	(7)	1	(6)	(33)	—	(33)
L3Harris Merger-related integration expenses	(20)	20	—	(21)	21	—
Amortization of acquisition-related intangibles	(152)	152	—	(164)	164	—
Business divestiture-related (losses)	—	—	—	(15)	15	—
Impairment of goodwill and other assets	—	—	—	(62)	62	—
Other items	(1)	1	—	(7)	7	—
FAS/CAS operating adjustment[2]	22	—	22	30	—	30
	(158)	174	16	(272)	269	(3)
Non-operating income, net	106	—	106	117	—	117
Interest expense, net	(68)	—	(68)	(66)	—	(66)
Income from continuing operations before income	536	174	710	527	269	796
Income taxes	(61)	(39)	(100)	(60)	(73)	(133)
Income from continuing operations	475	135	610	467	196	663
Discontinued operations, net of income taxes	—	—	—	(1)	—	(1)
Net income	$ 475	$ 135	$ 610	$ 467	$ 196	$ 662
% of total revenue	*11.6 %*		*14.9 %*	*10.2 %*		*14.5 %*
Per Share Information						
Diluted weighted average common shares outstanding	195.1	195.1	195.1	208.5	208.5	208.5
Income from continuing operations attributable to L3Harris Technologies, Inc. common shareholders[3]	$ 2.44	$ 0.68	$ 3.12	$ 2.25	$ 0.93	$ 3.18

[1] Non-GAAP EPS, non-GAAP segment operating margin, non-GAAP income from continuing operations and non-GAAP net income are NGFMs.

[2] The "FAS/CAS operating adjustment" line item in the table above represents the difference between the service cost component of Financial Accounting Standards ("FAS") pension and OPEB income or expense and total U.S. Government Cost Accounting Standards ("CAS") pension and OPEB cost. The non-service cost components of FAS pension and OPEB expense are included as a component in the "Non-operating income, net" line item in the table above.

[3] The adjustment to non-GAAP EPS includes the per share impact of the adjustments in the table above and the noncontrolling interest portion of these adjustments.

Page 31 Table 8 L3HARRIS TECHNOLOGIES, INC. CY'22 First Quarter Summary RECONCILIATION OF NON-GAAP FINANCIAL MEASURES Free Cash Flow and Adjusted Free Cash Flow (Unaudited) Quarter Ended (In millions) April 1, 2022 April 2, 2021 2022 Guidance Net cash provided by operating activities $ 39 $ 661 $2,405 - $2,505 Additions of property, plant and equipment, net (55) (64) ~ (330) Free cash flow (16) 597 2,075 - 2,175 Cash used for L3Harris Merger integration costs 39 33 ~75 Adjusted free cash flow 23 630 $2,150 - $2,250

Page 32 Table 9 L3HARRIS TECHNOLOGIES, INC. CY'22 First Quarter Summary RECONCILIATION OF NON-GAAP FINANCIAL MEASURES Net Debt to Adjusted EBITDA Ratio (Unaudited) Quarter Ended (In millions) April 1, 2022 December 31, 2021 October 1, 2021 July 2, 2021 Four Quarters Short-term debt $ 3 Current portion of long-term debt, net 262 Long-term debt, net 6,795 Total debt 7,060 Less cash and cash equivalents 402 Net debt (A) $ 6,658 Net income $ 475 $ 484 $ 479 $ 413 $ 467 Adjustments: Income taxes 61 104 107 169 441 Net interest expense 68 67 67 65 267 Depreciation and amortization 232 244 239 233 948 L3Harris Merger integration costs 20 53 30 17 120 Business divestiture-related (gains) losses — (28) (27) (180) (235) Investment and asset impairment charges — — — 180 180 Other Items 1 7 8 46 62 Non-operating income adjustments — (3) 7 — 4 Total adjustments $ 382 $ 444 $ 431 $ 530 $ 1,787 Adjusted EBITDA1 (B) $ 857 $ 928 $ 910 $ 943 $ 3,638 Net debt to adjusted EBITDA ratio (A) / (B) 1.8 x 1 Adjusted EBITDA is a NGFM.

Page 33 (In millions, except revenue guidance) 2022 Guidance Revenue guidance (midpoint of range) (A) $17.5 billion Segment operating income (B) $2,800 - $2,850 Unallocated corporate department expense ~ (15) L3Harris Merger integration costs ~ (35) Amortization of acquisition-related intangibles ~ (605) FAS/CAS operating adjustment ~ 100 Non-operating income ~ 440 Net interest expense ~ (265) Income taxes ~ (320) Net income (C) $2,100 - $2,150 Net income margin (C) / (A) 12.00% - 12.25% Segment operating margin (B) / (A) 16.00% - 16.25% (In millions) 2022 Guidance Income from continuing operations per diluted common share $10.75 - $11.05 Adjustments: L3Harris Merger integration costs ~ 0.18 Amortization of acquisition-related intangibles ~ 3.12 Noncontrolling interest portion of adjustments ~ (0.02) Total pre-tax adjustments ~ 3.28 Income taxes on above adjustments ~ (0.68) Total adjustments after-tax ~ 2.60 Non-GAAP net income per diluted common share $13.35 - $13.65 Table 10 L3HARRIS TECHNOLOGIES, INC. CY'22 Guidance RECONCILIATION OF NON-GAAP FINANCIAL MEASURES Income From Continuing Operations per Diluted Common Share and Segment Operating Margin (Unaudited)

Page 34 L3Harris Technologies will host a Q&A focused conference call tomorrow, April 29, 2022, at 8:30 a.m. Eastern Time (ET). The dial-in numbers for the teleconference are (U.S.) 877-407-6184 and (International) 201-389-0877, and participants will be directed to an operator. Please allow at least 10 minutes before the scheduled start time to connect to the teleconference. Participants are encouraged to listen via webcast, which will be broadcast live at L3Harris.com/investors. A recording of the call will be available on the L3Harris website, beginning at approximately 12 p.m. ET on April 29, 2022. Investor Letter | L3Harris